UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2013

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting (the “Meeting”) of the shareholders of MGT Capital Investments, Inc. (the “Company”) was held on September 27, 2013, at the Company’s offices located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528.  The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission (“SEC”) on August 9, 2013 and its additional definitive additional proxy soliciting materials with the SEC on August 26, 2013.

The following items of business were voted upon by the stockholders at the Meeting:

(1)	A proposal to re-elect 4 (four) directors, each such director to serve until the next annual meeting of the Company’s stockholders and until their successors are duly elected and qualified or until their earlier resignation, removal or death.

All director nominees were re-elected/elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
Robert Ladd	1,340,908	236,575	2,373,071
Robert Traversa	1,339,908	237,575	2,373,071
H. Robert Holmes	1,362,408	215,075	2,373,071
Michael Onghai	1,362,408	215,075	2,373,071

(2)	A proposal to consider and approve the appointment of Marcum LLP as the Company’s Independent Registered Public Accountant for the fiscal year ending December 31, 2013.

The appointment of Marcum LLP as the Company’s Independent Registered Public Accountant for the fiscal year ending December 31, 2013 was ratified and the votes were cast as follows:

For	Against	Abstain
3,440,947	507,612	1,995

(3)	A proposal to consider and approve an amendment to the Company’s 2012 Stock Incentive Plan (the “Amended and Restated Plan”) to increase the amount of shares of common stock that may be issued under the Amended and Restated Plan to 1,335,000 shares from 415,000 shares, an increase of 920,000 shares and to add a reload feature.

The amendment to the Amended and Restated Plan was approved and the votes were cast as follows:

For	Against	Abstain
1,209,335	352,428	15,720

(4)	A proposal to approve the issuance of up to 894,683 shares of common stock (the “Exchange Shares”) being issued in exchange for the cancellation of 1,431,486 warrants to purchase shares of common stock at $3.85 per share.

The issuance of the Exchange Shares was approved and the votes were cast as follows:

For	Against	Abstain
1,028,441	546,362	2,680

(5)	A proposal to approve the issuance of 162,460 shares of common stock (the “Modification Shares”) in consideration for the modification of certain provisions contained in an aggregate of 2,044,982 warrants which modifications allowed the Company to treat such warrants as equity rather than as a derivative liability.

The issuance of the Modification Shares was approved and the votes were cast as follows:

For	Against	Abstain
1,309,565	265,133	2,785

(6)	A Section 203 Opt in Proposal to act upon a proposal to amend the Company’s Certificate of Incorporation to provide that the Company be subject to Section 203 of the Delaware General Corporation Law (“Proposal VI”).

The affirmative vote of the holders of shares representing a majority of the Company’s issued and outstanding shares of common stock was required to approve the Proposal VI. Abstentions and broker non-votes are counted towards the tabulation of votes cast on Proposal VI and will have the same effect as a negative vote. Although there were more votes cast in favor of Proposal VI, it did not receive the required majority and accordingly, Proposal VI was not approved. The votes were cast as follows:

For	Against	Abstain	Broker Non-Vote
1,368,544	197,013	11,926	2,582,010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2013

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Title:	Robert B. Ladd President and Chief Executive Officer